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                                                                      EXHIBIT 21

                        CENTOCOR, INC. AND SUBSIDIARIES

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
                                                   Jurisdiction of Incorporation
      Subsidiaries of the Registrant                     or Organization
      ------------------------------                     ---------------
1.    Centocor B.V.                                       The Netherlands

2.    Centocor Delaware, Inc.                             Delaware

3.    Centocor Development Corporation I                  Delaware

4.    Centocor Development Corporation II                 Delaware

5.    Centocor Development Corporation III                Delaware

6.    Centocor FSC, Ltd.                                  U.S. Virgin Islands

7.    Centocor Property Management Corp.                  Delaware

8.    Centocor Property Management Corp. II               Delaware

9.    Centocor Property Management Corp. III              Delaware

10.   Centocor Ventures III                               Delaware

11.   First Valley Insurance Company                      Vermont

12.   Centocor U.K. Limited                               United Kingdom

13.   Nippon Centocor K.K.                                Japan

14.   Tocor, Inc.                                         Delaware

15.   Centocor (BVI), Inc.                                British Virgin Islands
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